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                                                                  Exhibit 99.6

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                                                          COMPANY #
                                                          CONTROL #
                                                         ----------------------

NORWEST CORPORATION
SIXTH AND MARQUETTE, MINNEAPOLIS, MINNESOTA 55479                        PROXY
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                                (PLEASE DETACH HERE)


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   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NORWEST CORPORATION
       ("NORWEST") FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS ON
                        TUESDAY, OCTOBER 20, 1998.


By signing this proxy, you revoke all prior proxies, and you appoint Cynthia
J. Gray, Stanley S. Stroup, and John T. Thornton, and each of them, attorneys and agents with full power of substitution, to vote all shares of common stock, par value $1-2/3 per share ("Norwest Common Stock") of Norwest held of record by you at the close of business on September 9, 1998, which you would be entitled to vote if personally present at the Special Meeting or at any adjournments or postponements thereof, as you specify on this proxy card:

       (SEE REVERSE FOR INSTRUCTIONS ON HOW TO VOTE BY TELEPHONE)

       (Continued, and to be signed and dated on the reverse side)


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                           VOTE BY TELEPHONE
                CALL TOLL FREE ON A TOUCH-TONE TELEPHONE
                             1-800-240-6326
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Your telephone vote authorizes Cynthia J. Gray, Stanley S. Stroup, and
John T. Thornton, and each of them, attorneys and agents, with full power of substitution, to vote your shares in the same manner as if you had marked, signed and returned your proxy card. THE DEADLINE FOR TELEPHONE VOTING IS NOON (ET) ON OCTOBER 19, 1998.

1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 7 days/week, 24 hours/day.
2. When prompted, enter the 3-digit Company Number located in the box on the upper right hand corner of the proxy card.
3. When prompted, enter your 7-digit numeric Control Number that follows the Company Number.

    OPTION #1:  To vote on ALL items as the Norwest Corporation Board of
                Directors recommends and to authorize the proxies named above to vote the proxy in their discretion with respect to any other matters properly coming before the Special Meeting or any postponements or adjournments: Press "1." When asked, please confirm your vote by pressing "1." -- THANK YOU FOR VOTING.

    OPTION #2:  If you choose to vote on each item separately: Press "0." You will hear these instructions:

                Item 1:  To vote FOR, press "1"; AGAINST, press "9"; ABSTAIN,
                ------    press "0".

                Item 2:  To vote FOR, press "1"; AGAINST, press "9"; ABSTAIN,
                ------   press "0".

                PLEASE NOTE: Proposal 2 will be effective only if Proposal 1 is approved by the required stockholder vote and the Merger is consummated.

 When asked, please confirm your vote by pressing "1." -- THANK YOU FOR VOTING

IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR INSTRUCTION CARD AND PROXY CARD
                                 PLEASE DETACH HERE

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                             (continued from reverse side)

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

ITEM 1.  PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF NORWEST COMMON STOCK,        [ ] For  [ ] Against  [ ] Abstain
         PURSUANT TO THE MERGER (THE "MERGER") OF WELLS FARGO & COMPANY
         ("WELLS FARGO") WITH AND INTO WFC HOLDING CORPORATION, A WHOLLY-OWNED
         SUBSIDIARY OF NORWEST ("MERGER SUB"), UPON THE TERMS AND SUBJECT TO THE
         CONDITIONS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER, DATED AS OF
         JUNE 7, 1998, AND AMENDED AND RESTATED AS OF SEPTEMBER 10, 1998 BY AND
         AMONG WELLS FARGO, NORWEST, AND MERGER SUB.

ITEM 2.  PROPOSAL TO ADOPT AMENDMENTS TO NORWEST'S RESTATED CERTIFICATE OF          [ ] For  [ ] Against  [ ] Abstain
         INCORPORATION TO CHANGE ITS NAME TO "WELLS FARGO & COMPANY," TO INCREASE
         THE NUMBER OF SHARES OF AUTHORIZED NORWEST COMMON STOCK TO 4,000,000,000,
         AND TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED NORWEST PREFERRED STOCK,
         WITHOUT PAR VALUE, TO 20,000,000.

ITEM 3.  IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME
         BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENTS THEREOF.


Proposal 2 will become effective only if Proposal 1 is approved by the required vote of stockholders and the Merger is consummated.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1 AND 2 ABOVE AND IN THE MANNER SET FORTH IN ITEM 3 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Special Meeting is completed.

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                        Dated_________________, 1998

                        PLEASE SIGN EXACTLY AS NAME APPEARS ON PROXY

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                        Signature(s) in Box

                        If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.